EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-1132, 33-3645, 33-58921, 333-166837, and 333-197631) of Avery Dennison Corporation of our report dated June 14, 2017 relating to the financial statements and supplemental schedules of the Avery Dennison Corporation Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 14, 2017